                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement                     [ ] Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement                          (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                                  H POWER CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
         5) Total fee paid:
         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount Previously Paid:
         ----------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:
         ----------------------------------------------------------------------
         3) Filing Party:
         ----------------------------------------------------------------------
         4) Date Filed:
         ----------------------------------------------------------------------

                                  H POWER CORP.
                              60 Montgomery Street
                          Belleville, New Jersey 07109
                                 (973) 450-4400



September 17, 2002


Dear Fellow Stockholder:


         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Standard Time, on Tuesday, October 15, 2002, at the Meadowlands Courtyard, 1 Polito Avenue, Lyndhurst, New Jersey 07071.

         This year, you are being asked:

         (1) To elect eight directors to the Company's Board of Directors, constituting the entire Board to serve for the ensuing year;

         (2) To consider and approve an amendment to our Restated Certificate of Incorporation to effect a reverse split of our outstanding common stock by a ratio of 1-for-5 and to effect a decrease in the number of authorized shares of our common stock from 150,000,000 to 50,000,000; and

         (3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2003 fiscal year.

         In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

         Thank you for your cooperation.


                                                         Very truly yours,

                                                         /s/ H. Frank Gibbard

                                                         Dr. H. Frank Gibbard
                                                         Chief Executive Officer

                                  H POWER CORP.


                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ----------------


                                                          BELLEVILLE, NEW JERSEY
                                                              SEPTEMBER 17, 2002


         Notice is hereby given that the Annual Meeting of Stockholders of H Power Corp. will be held on Tuesday, October 15, 2002, at 9:00 a.m., Eastern Standard Time, at the Meadowlands Courtyard, 1 Polito Avenue, Lyndhurst, New Jersey 07071, for the following purposes:

         (1) To elect eight directors to the Company's Board of Directors, constituting the entire Board to serve for the ensuing year;

         (2) To consider and approve an amendment to our Restated Certificate of Incorporation to effect a reverse split of our outstanding common stock by a ratio of 1-for-5 and to effect a decrease in the number of authorized shares of our common stock from 150,000,000 to 50,000,000;

         (3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2003 fiscal year; and

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Stockholders of record at the close of business on September 12, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of these stockholders will be available for inspection ten days prior to the Annual Meeting at the Company's executive offices located at 60 Montgomery Street, Belleville, New Jersey 07109.

         All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.


                                            /s/ Merrill M. Kraines
                                            Merrill M. Kraines, Esq.
                                            Secretary

                                  H POWER CORP.
                              60 Montgomery Street
                          Belleville, New Jersey 07109


                              -------------------

                                 PROXY STATEMENT

                              -------------------


                               GENERAL INFORMATION

PROXY SOLICITATION

         This Proxy Statement is furnished to the holders of common stock, par value $.001 per share (the "Common Stock"), of H Power Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, October 15, 2002, at 9:00 a.m., Eastern Standard Time, at the Meadowlands Courtyard, 1 Polito Avenue, Lyndhurst, New Jersey 07071, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

         Definitive copies of this proxy statement and accompanying form of proxy will be mailed to stockholders on or about September 17, 2002 and proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.


REVOCABILITY AND VOTING OF PROXY

         A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for all listed nominees for director, for the approval of an amendment to our Restated Certificate of Incorporation to effect a reverse split of our outstanding common stock and a decrease in the number of authorized shares of our common stock, for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2003 fiscal year, and in accordance with their best judgment on any other matters that may properly come before the meeting.


RECORD DATE AND VOTING RIGHTS


         Only stockholders of record at the close of business on September 12, 2002 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On September 12, 2002, there were 53,882,828 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rules of the exchanges. The votes required for the election of directors and the adoption of the other specific items to be brought before the Annual Meeting, as well as the effect of broker non-votes, is discussed under each item.



                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of July 31, 2002 regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director or director nominee of the Company (see "Proposal No. 1 - Election of Directors"); (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors, director nominees and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                             PRINCIPAL STOCKHOLDERS



NAME AND ADDRESS                                                        SHARES BENEFICIALLY
OF BENEFICIAL OWNER(1)                                                       OWNED (2)
----------------------                                               -------------------------
                                                                      NUMBER          PERCENT
                                                                     --------------------------
Norman Rothstein (3)
311 Links Drive West
Oceanside, NY 11572                                                  7,145,009           13.3%

Frederick Entman (4)
260 Tillou Road
South Orange, NJ 07079                                               6,031,383           11.2%

Sofinov Societe Financiere D'Innovation Inc.
1981 Avenue McGill College
Montreal, Quebec H3A 3C7                                             6,458,335           12.0%

ECO Fuel Cells, LLC
2201 Cooperative Way
Herndon, VA 20171                                                    4,750,000            8.8%

Hydro-Quebec CapiTech Inc.
75, Rene-Levesque Blvd. West
Montreal, Quebec H2Z 1AU                                             1,650,000           3.1%

DQE Enterprises, Inc.
One North Shore Center, Suite 100
Pittsburgh, PA 15212                                                 1,282,716           2.4%

Dr. H. Frank Gibbard (5)                                               946,750           1.8%

Dr. Arthur Kaufman (6)                                                 948,425           1.8%

Dudley C. Wass (7)                                                      88,333           *

Paul G. McNeill   (8)                                                   30,035           *

Gary K. Willis (9)                                                      53,332           *

Leonard A. Hadley (10)                                                  53,332           *

Howard Clark, Jr. (11)                                                  53,332           *

William L. Zang (12)                                                   250,000           *

NAME AND ADDRESS                                                        SHARES BENEFICIALLY
OF BENEFICIAL OWNER(1)                                                       OWNED (2)
----------------------                                               -------------------------
                                                                      NUMBER          PERCENT
                                                                     --------------------------
Ivan Roch                                                                    0           *

Rachel Lorey Allen                                                           0           *

Robert L. Hance (13)                                                         0           *

All directors, director-nominees and executive officers as a
group (11 persons) (14)                                              2,423,539           4.5%

--------------------
 * Less than 1% of the outstanding common stock.

(1) Unless otherwise indicated, the address of all persons is c/o H Power Corp., 60 Montgomery Street, Belleville New Jersey, 07109.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock issuable pursuant to options, to the extent the options are currently exercisable or convertible within 60 days of July 31, 2002, are treated as outstanding for computing the percentage of the person holding these securities but are not treated as outstanding for computing the percentage of any other person.

(3) Includes 279,135 shares held by Mr. Rothstein and 2,430,000 shares held by Cynthia Rothstein, his spouse. Includes stock options to purchase 800,000 shares granted to Mr. Rothstein. Also includes stock options to purchase 250,000 shares granted to Fuel Cell Components and Integrators, Inc., a company controlled by Mr. Rothstein, 35,000 shares held by his brother Carl Rothstein and 2,941,774 shares held by his children as follows: Allan Rothstein 1,372,950 shares, Steven Rothstein 573,824 shares and Tammy Rothstein 995,000 shares. Also includes 125,000 shares held by Mr. Rothstein as trustee for Jordan H. Rothstein 2000 Irrevocable Trust, 125,000 shares held by Mr. Rothstein as trustee for Nicole S. Rothstein 2000 Irrevocable Trust, and 34,100 shares held in custodial accounts for Mr. Rothstein's grandchildren. Also includes 125,000 shares of common stock held by Dynamark Corp., a company controlled by members of Mr. Rothstein's family. Mr. Rothstein disclaims beneficial ownership of all shares of common stock held by any members of his family. For a discussion of the stockholders' and voting agreement to which Mr. Rothstein and his affiliates are subject, see "Stockholders' and Voting Agreement."

(4) Includes 346,000 shares held in trust for Mr. Entman. Also includes 2,592,400 shares held in trust for Elise Entman, his spouse, for which Mr. Entman serves as trustee. Also includes options to purchase 800,000 shares granted to Mr. Entman. Also includes 1,152,412 shares held in trust for Brian Entman and 1,134,612 shares held in trust for Scott Entman, his children. Also includes stock options to purchase 5,959 shares granted to Brian Entman. Mr. Entman disclaims beneficial ownership of all shares of common stock held by any members of his family. For a discussion of the stockholders' and voting agreement to which Mr. Entman and his affiliates are subject, see "Stockholders' and Voting Agreement."

(5) Includes 96,750 shares owned by Dr. Gibbard and stock options to purchase 850,000 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of July 31, 2002.

(6) Includes 15,625 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of July 31, 2002.

(7) Includes 83,333 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of July 31, 2002.

(8) Includes 25,000 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of July 31, 2002.

(9) Includes 53,332 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of July 31, 2002.

(10) Includes 53,332 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of July 31, 2002.

(11) Includes 53,332 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of July 31, 2002.

(12) Includes 250,000 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of July 31, 2002.

(13) Mr. Hance is the designee of ECO Fuel Cells, LLC on our board of directors and serves as a director of ECO Fuel Cells, LLC, but he does not have or share voting or investment control over the 4,750,000 shares of common stock held by ECO Fuel Cells, LLC.

(14) Includes 3,235,552 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of July 31, 2002.

STOCKHOLDERS' AND VOTING AGREEMENT


         The Company is a party to a stockholders' and voting agreement with Mr. Norman Rothstein and Mr. Frederick Entman and certain of their affiliates, who collectively own 13.3%, in the case of the Rothstein family, and 11.2%, in the case of the Entman family, of the Company's Common Stock. Pursuant to this agreement, these investors have granted to the Company's independent directors an irrevocable proxy for their shares and have agreed that:


         o their shares will be present and counted for quorum purposes at every meeting of the Company's stockholders;

         o their shares will be voted on all matters in the same proportion as the votes cast by the Company's other stockholders;

         o in the case of a tender offer or an exchange offer for the Company's common stock, their shares will be tendered in the same proportion as the shares tendered by the Company's other stockholders;

         o they will sell or transfer their shares without the prior written consent of the Company's independent directors, in transactions meeting the requirements of Rule 144 under the Securities Act of 1933, as amended, so long as in all cases the manner of sale requirements of Rule 144(f) are complied with, and certain other limited circumstances;

         o they will not increase their percentage ownership in the Company by more than 3% of the outstanding Common Stock, in the case of each family, above the levels of fully diluted ownership that existed immediately following the Company's initial public offering; and

         o they will not seek to be represented on, seek the removal of any directors from, or otherwise change the composition of, the Company's Board of Directors or otherwise control the Company's Board of Directors or have any involvement in the Company's management.

         The investors have further agreed that neither they nor any person they control will: (i) conduct or participate in any solicitation of proxies or consents relating to the Company's Common Stock or other securities; (ii) conduct or participate in any meeting of the Company's stockholders; (iii) request or obtain any lists of stockholders; (iv) initiate or encourage the making of any stockholder proposal; (v) deposit any of their shares of Common Stock in a voting trust or enter into any voting agreement or grant any proxy in respect of their shares; (vi) form, join, or participate with any persons or group for the purpose of acquiring, holding, voting or disposing of the Company's Common Stock; (vii) make any offer or proposal regarding the acquisition of the Company or any of its securities or assets or with respect to any merger, business combination, change-in-control, restructuring or recapitalization transaction involving the Company; (viii) facilitate, encourage, disclose or pursue any intention, purpose, plan or proposal with respect to the Company, its Board of Directors or management personnel that is inconsistent with the terms of the stockholders' and voting agreement; (ix) seek any waiver or amendment of the voting and proxy provisions of the stockholders' and voting agreement; or (x) assist, advise, facilitate or encourage any person, entity or group to enter into any of the transactions contemplated by clauses
(i) through (ix) above.

         The stockholders' and voting agreement has a 10-year term and will continue in effect until April 5, 2010. The agreement will terminate with respect to the Rothstein family members when the number of shares they own collectively is less than 5% of the Company's outstanding Common Stock. This same termination provision also applies with respect to the Entman family members. The agreement would again become operative if the Rothstein family investors or Entman family investors, as applicable, reacquire, on a collective basis, record or beneficial ownership of 5% or more of the Company's outstanding Common Stock, in which case the agreement would terminate upon the earlier of April 5, 2010 or the date on which such Rothstein family investors or Entman family investors, as applicable, collectively own less than 5% of the Company's outstanding Common Stock.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of Dr. H. Frank Gibbard, William L. Zang, Rachel Lorey Allen, Robert L. Hance, Ivan Roch, Howard L. Clark, Jr., Gary K. Willis and Leonard A. Hadley, to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.


                                   MANAGEMENT

         Set forth below is certain information regarding the directors and executive officers of the Company, including the directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Company:


                                                 POSITIONS WITH THE         DATE OF EMPLOYMENT         DIRECTOR
  NAME /AGE                                           COMPANY                   BY COMPANY              SINCE
------------------------------------------    -------------------------     --------------------    ---------------
DIRECTORS:
---------
                                                      Director;
H. Frank Gibbard(1)*/ 61............          Chief Executive Officer              1996                  1997

                                                      Director;
William L. Zang*/ 49................          Chief Financial Officer              1999                  2000

Rachel Lorey Allen(1)*/ 37..........                  Director                      --                   1999

Robert L. Hance*/ 47................                  Director                      --                   2001

Ivan Roch(2),(3)*/ 59...............                  Director                      --                   1999

Howard L. Clark, Jr.(1)*/ 58........                  Director                      --                   2000

Gary K. Willis(2),(3)*/ 56..........                  Director                      --                   2000

Leonard A. Hadley(2),(3)*/ 68.......                  Director                      --                   2000


OTHER EXECUTIVE OFFICERS:
------------------------
                                                Chief Technology
Arthur Kaufman/ 65..................                  Officer                      1989                   --

Dudley C. Wass/ 55..................          Chief Operating Officer              2001                   --

                                                  Vice President,
                                               Business Development,
Paul G. McNeill/ 36.................            Marketing and Sales                2001                   --

-----------------------------------------------
* Nominee for re-election as a director.

(1) Member of the Nominating Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

The principal occupation and business experience for at least the last five years for each director and executive officer of the Company is set forth below.

DR. H. FRANK GIBBARD has served as our Chief Executive Officer since October 1996 and has been a member of our Board of Directors since June 1997. From 1995 through 1996, Dr. Gibbard operated his own research company, Gibbard Research and Development Corporation. From 1991 to 1995, Dr. Gibbard was employed by Duracell Inc. as Vice President, R&D and Advanced Engineering. Dr. Gibbard holds a B.S. degree in Chemistry from the University of Oklahoma and a Ph.D. in Chemistry from the Massachusetts Institute of Technology.

WILLIAM L. ZANG has served as our Chief Financial Officer since December 1999 and has been a member of our Board of Directors since March 2000. From February 1997 to December 1999, Mr. Zang served as a business and financial consultant. From March 1997 to June 1999 in a consulting capacity, he acted as Vice President, General Manager International of Alpha Technologies, a manufacturer of cable telecommunications power supplies. Mr. Zang was employed by Alpha Technologies as its Vice President, Corporate Development from June 1996 to February 1997. Prior to June 1996, Mr. Zang served for approximately 10 years as the Vice President, Finance and Secretary of International Power Machines, a manufacturer of high technology power supply systems. Mr. Zang holds a B.S. degree in Accountancy from the University of Illinois, Champaign and an M.B.A. in Finance from Loyola University.

RACHEL LOREY ALLEN has been a Director since July 1999. Ms. Allen has been Of Counsel in the Pittsburgh offices of Jones, Day, Reavis & Pogue since December 2001. Ms. Allen served as Vice President of DQE Enterprises, Inc. from February 1999 through November 2001. Prior to then, Ms. Allen practiced as an attorney at Jones, Day, Reavis & Pogue from January 1996 through February 1999, and of Kirkpatrick & Lockhart L.L.P. from 1989 through 1995. Her practice area focused on corporate transactions, including mergers and acquisitions, divestitures, joint ventures and financings.

ROBERT L. HANCE has been a Director since March 2001. Mr. Hance has served as President and Chief Executive Officer of Midwest Energy Cooperative since March 2002. Mr. Hance served as Director of Business Development, Michigan of Wabash Valley Power Association from March 2000 through March 2001. From 1999 to 2000, Mr. Hance served as Executive Vice-President and Chief Operating Officer of Great Lakes Energy Cooperative and from 1997 to 1999 as President and Chief Operating Officer of that cooperative. From 1995 to 1996, Mr. Hance served as General Manager of Oceana Electric Cooperative. Mr. Hance is also a Director of Energy Co-Opportunity, Inc., Newaygo County Economic Development Office and Gerber Memorial Health Services and also serves as Chairman of Newaygo Tax Increment Finance Authority.

IVAN ROCH has been a Director since December 1999. Mr. Roch has been a partner of Sofinov/CDP Capital Technology Ventures since January 1, 2002. From 1999 through 2001, Mr. Roch served as a venture advisor at Sofinov Societe Financiere D'Innovation Inc. From 1997 to 1999, Mr. Roch served as a consultant (in the capacity of a general manager) to Ateliers Wood Inc., a company that specializes in electromechanical equipment repairs. Mr. Roch was employed from 1995 to 1997 as the President and General Manager of Les Materiaux De Pointe Precitech Inc., a start-up venture that manufactured powder metal parts for industrial uses. From 1994 to 1995, Mr. Roch was a Project Manager for Les Enterprises Barrette Ltee and focused on developing products from excess raw material used in a saw milling operation.

HOWARD L. CLARK, JR. has been a Director since June 2000. Mr. Clark has served as Vice-Chairman of Lehman Brothers Inc., an investment banking and brokerage firm, since 1993. From February 1990 until February 1993, Mr. Clark served as Chairman, President and Chief Executive Officer of Shearson Lehman Brothers Holdings, Inc. Before that, Mr. Clark served as Executive Vice President and Chief Financial Officer of American Express Company, having held various positions with that firm since 1981. From 1968 to 1981, Mr. Clark served as Managing Director of Blyth Eastman Paine Webber Incorporated or predecessor firms. Mr. Clark also serves as a director of Lehman Brothers Inc., White Mountains Insurance Group, Ltd., Maytag Corporation and Walter Industries, Inc. Mr. Clark holds an M.B.A. degree from Columbia University.

GARY K. WILLIS has been a Director since June 2000. Mr. Willis retired as Chairman of the Board of Directors of Zygo Corporation in November 2000 after having served in that capacity since November 1998. Mr. Willis had been a director of Zygo since February 1992 and also served as President from 1992 to 1999 and as Chief Executive Officer from 1993 to 1999 of that corporation. Prior to joining Zygo, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc., Benthos Corporation and Middlesex Health Services, Inc. Mr. Willis holds a B.S. degree in mechanical engineering from Worcester Polytechnical Institute.

LEONARD A. HADLEY has been a Director since June 2000. Mr. Hadley retired as Chairman and Chief Executive Officer of Maytag Corporation in August 1999 after having served in those capacities since 1993. Mr. Hadley serves as a director of Deere & Co. and Snap-On Inc. Mr. Hadley holds a B.S.C. degree in accounting from the University of Iowa. He also attended Drake University and the University of Iowa College of Law.

DR. ARTHUR KAUFMAN has served as our Chief Technology Officer since June 2000. He previously served as our Vice President of Technology from October 1999 to May 2000, as our Vice President, Technology & Engineering from November 1996 through October 1999 and as our Director of Technology from July 1995 through November 1996. In addition, Dr. Kaufman served as our President from 1989 through 1995. Dr. Kaufman was previously employed by Engelhard Corporation, where he served as Research Manager for that company's fuel cell program, and by United Technologies Corporation, where he served as Research Engineer in a broad range of fuel cell development activities. Dr. Kaufman holds B.S., M.S. and Ph.D. degrees in Chemical Engineering from the Massachusetts Institute of Technology, the University of Florida and the University of Connecticut, respectively.

DUDLEY C. WASS has served as our Chief Operating Officer since June 2001. From June 2000 to June 2001, Mr. Wass served as the Business Unit Director of Visteon Corporation. From January 1997 to June 2001, Mr. Wass served as the Business Unit Director of Ford Motor Company. Mr. Wass also served as Plant Manager of Ford Motor Company from January 1992 through December 1996.


PAUL G. MCNEILL has served as our Vice President, Business Development, Marketing and Sales since September 2001. From June 2000 through September 2001, Mr. McNeill served as Business Planning and Strategy Manager for Visteon Corporation, where he also served as Business Planning Supervisor, Distributed Power Generation from October 1999 through June 2000 and as Business Planning Supervisor, Global Powertrain Systems from November 1998 through October 1999. Mr. McNeill served as Supervisor - Operational Planning for Ford Motor Company - Ford Europe from February 1996 through November 1998.


         During fiscal 2002, the Board of Directors held five meetings and acted by unanimous written consent in lieu of a meeting one time. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he or she served as a director and (2) the total number of meetings held by all committees of the Board on which he or she served during the period he or she served as a director.


COMPENSATION OF DIRECTORS

         All directors are reimbursed for expenses actually incurred in connection with attendance at each meeting of the Board or any committee thereof.

         Non-employee directors of the Company, excluding those who are designees of persons or entities with the contractual right to designate a director, are entitled to the following compensation from the Company: (1) an annual $15,000 cash retainer, (2) a $1,000 per meeting fee for each Board and Board committee meeting attended in person, (3) a $750 fee for each Board or Board committee meeting attended by conference telephone, and (4) an annual $2,000 fee payable to the Chairman of any Board committee. When initially elected, each new non-employee director is entitled to receive stock options to purchase 10,000 shares of Common Stock. Such non-employee directors are also entitled to receive an automatic grant (on an annual basis) of stock options to purchase 7,500 shares on the day following each annual meeting of stockholders at the closing price of the Common Stock on that day. In the event such a non-employee director is elected or appointed within four months of the annual meeting, he or she is not eligible for the additional 7,500 share grant in such year.


COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.

         On April 25, 2000, the Board formed an Audit Committee. The Audit Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, fees paid to the independent accounting firm, internal accounting control procedures, and activities. The Audit Committee also reviews the Company's accounting policies, control systems and compliance activities. Messrs. Willis, Hadley and Roch are the current members of the Audit Committee. Mr. Clark served as Chairman of the Audit Committee for the entire fiscal year ending May 31, 2002, and resigned from the committee on August 14, 2002. During the fiscal year ended May 31, 2002, the Audit Committee held four meetings. All of the Audit Committee members satisfy the definition of independent director as established in the National Association of Securities Dealers Listing Standards.

         On November 26, 1996, the Board formed a Compensation Committee, which was established to review compensation practices, to recommend compensation for executives and key employees, and to administer the Company's stock option plan. Messrs. Roch, Willis and Hadley are the current members of the Compensation Committee. During the fiscal year ended May 31, 2002, the Compensation Committee held four meetings.

         On January 8, 2002, the Board formed a Nominating Committee, which was established to consider and recommend to the Board candidates to become outside directors of the Company from time to time as Board vacancies arise. Messrs. Clark and Gibbard and Ms. Allen are the current members of the Nominating Committee. During the fiscal year ended May 31, 2002, no meetings of the Nominating Committee were held. The Nominating Committee has not adopted procedures to be followed by security holders in submitting recommendations of nominees for consideration by the Nominating Committee.

         On July 26, 2001, the Board formed an Executive Committee, which was established to act for the Board in between meetings of the Board, with such Executive Committee having and exercising all the powers of the Board when the Board is not in session, except, among other things, for the power to amend the By-laws of the Corporation, or to adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval. Messrs. Clark, Gibbard and Willis are the current members of the Executive Committee. During the fiscal year ended May 31, 2002, the Executive Committee held two meetings.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 2002. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other company, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May 1997, the Company entered into a 50-50 joint venture with Sofinov Societe Financiere D'Innovation Inc., Societe Innovatech du Grand Montreal and 9042-0175 Quebec Inc. to establish H Power Enterprises of Canada, Inc. ("HPEC"). The Company granted HPEC an exclusive license to market and distribute its stationary power products in Canada. Sofinov, Innovatech and 99042-0175 Quebec Inc. agreed to exercise, effective immediately prior to the Company's initial public offering, their right to convert their 50% interest in HPEC into 333,333 shares of the Company's then-outstanding Series C convertible preferred stock, which, in turn, converted into 1,666,665 shares of Common Stock. Upon conversion, HPEC became the Company's wholly-owned subsidiary and the territory in which HPEC has the exclusive right to market and sell the Company's stationary fuel cell products expanded to cover most of North and South America to the extent it did not infringe upon the license the Company granted to ECO Fuel Cells, LLC ("ECO").

         On August 25, 1999, ECO purchased 5,000,000 shares of the Company's common stock, $.001 par value, at a price of $3.00 per share for a total investment of $15,000,000. In addition to the stock purchase, the Company and ECO entered into a ten year operating agreement, as amended, pursuant to which ECO paid to the Company an initial distribution rights fee of $2,500,000 and agreed to purchase, market and service the Company's stationary power fuel cell systems in exchange for the exclusive marketing, distribution and servicing rights to those areas in the United States that are being serviced by rural electric cooperatives.

         In April 2002, the Company entered into a second amended and restated fuel cell operating agreement with ECO, which provides for, among other things, ECO to purchase $81 million of the Company's fuel cell products. The Company also repurchased from ECO for $2.1 million the exclusivity granted to it under the original operating agreement, with certain limited exceptions. The Company and ECO also amended the delivery schedule in the operating agreement, whereby the Company will start shipping residential co-generation units ("RCUs") in the third calendar quarter of 2002 with deliveries to be completed by calendar year 2008. The substantial majority of the deliveries are scheduled to take place in calendar years 2005 to 2008. The schedule also includes approximately $76 million of purchases of RCUs and $5 million of purchases of the Company's direct hydrogen products.

         The Company also expanded its relationship with ECO in April 2002, by entering into three agreements, a Sales and Marketing Services Agreement, a Test Reporting and Field Services Agreement and a Memorandum of Agreement (MOA) for a sustainable fuel cell community project. The Company has agreed to pay ECO up to $5.4 million through December 31, 2003, in exchange for the services under these agreements of which $904,000 was incurred through May 31, 2002. In addition, the Company has agreed to use its best efforts to nominate one designee of ECO at each election of the Company's Board of Directors. Robert L. Hance, a director of Energy Co-Opportunity, Inc., currently serves as ECO's representative on the Board of Directors and is the designee of ECO in the slate of director-nominees to be elected directors at the Annual Meeting.


         The Company has executed an engagement letter dated August 27, 2002 to retain Lehman Brothers Inc. as the Company's investment bank with regard to certain strategic transactions which the Company may pursue. Mr. Clark, a member of our Board of Directors, is currently a Vice-Chairman of Lehman Brothers. The dollar amount of compensation to be received by Lehman Brothers pursuant to the engagement letter currently would not exceed five percent of Lehman Brothers' consolidated gross revenues for their last full fiscal year.

         For a discussion of the Company's employment agreements with each of Arthur Kaufman, William L. Zang, Dudley C. Wass and Paul G. McNeill, see "Executive Compensation -- Employment Agreements." For a discussion of the Company's employment agreement with H. Frank Gibbard, see "Compensation Committee Report on Executive Compensation."



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than ten percent beneficial owners, the Company believes that during fiscal 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except Rene DuBois, who inadvertently filed one late Form 4 reporting the purchase of 500 shares of Common Stock.


VOTE REQUIRED

         The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by those nominees will not be reduced by such action. Brokers and nominees will have discretionary voting authority as to this matter.


           THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 - ELECTION OF
             DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY
         AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                             EXECUTIVE COMPENSATION

         The following table shows all the cash compensation paid by the Company as well as certain other compensation paid during the fiscal years indicated to the Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2002 (except as otherwise indicated), in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE



                                                                                                 LONG TERM
                                                    ANNUAL COMPENSATION                        COMPENSATION
                                                                                                  OPTIONS           ALL OTHER
                                      FISCAL                     BONUS            OTHER         (NUMBER OF         COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR      SALARY      COMPENSATION      COMPENSATION        SHARES)              (1)

H. Frank Gibbard                       2002      $225,000        --               $13,164            500,000           $3,008
Chief Executive Officer                2001      $217,079        --               $11,020                 --             $458
                                       2000      $195,776        --               $20,271            500,000               --

Arthur Kaufman                         2002      $134,992        --                $9,230                 --           $4,006
Chief Technology Officer               2001      $134,992        --               $10,000                 --             $648
                                       2000      $134,722        --                $4,997             15,625               --

William L. Zang (2)                    2002      $171,154        --                $8,949                 --           $4,325
Chief Financial Officer                2001      $140,774      $15,000             $6,664                 --             $752
                                       2000       $55,392        --                $1,677            375,000               --

Dudley C. Wass                         2002      $188,461        --               $70,074            250,000           $2,665
Chief Operating Officer (3)

Paul G. McNeill                        2002       $84,134        --                $5,192             75,000           $1,401
Vice President,
Business Development,
Marketing and Sales (4)


------------------
(1) The amounts reflects for fiscal 2001 and 2002 consist of profit sharing contributions made by the Company pursuant to the H Power Corp. 401(k) Retirement Plan.

(2) The amounts reflected for fiscal 2000 reflect Mr. Zang's salary from December 1999, when he joined the Company, through the end of fiscal 2000.

(3) Mr. Wass commenced his employment with the Company in June 2001.

(4) The amounts reflected for fiscal 2002 reflect Mr. McNeill's salary from September 2001, when he joined the Company, through the end of fiscal 2002.

         During fiscal 2002, the Company made the following option grants to the persons named in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                                                                                              POTENTIAL          POTENTIAL
                                                                                              REALIZABLE VALUE   REALIZABLE VALUE
                                                                                              AT ASSUMED         AT ASSUMED ANNUAL
                               NUMBER OF        PERCENT OF                                    ANNUAL RATES OF    RATES OF STOCK
                               SECURITIES       TOTAL OPTIONS                                 STOCK PRICE        PRICE
                               UNDERLYING       GRANTED TO       EXERCISE OR                  APPRECIATION FOR   APPRECIATION FOR
                                OPTIONS         EMPLOYEES IN     BASE PRICE    EXPIRATION     OPTION TERM        OPTION TERM
NAME AND PRINCIPAL POSITION     GRANTED         FISCAL YEAR      ($/SHARE)     DATE                  5%                 10%
H. Frank Gibbard, Chief          500,000            51%             $3.10       10/4/11           740,056         1,772,563
Executive Officer

Dudley C. Wass, Chief            250,000            25%            $12.36        6/11/11        1,475,337         3,533,689
Operating Officer

Paul G. McNeill, Vice             75,000             8%             $3.60        9/17/11          128,913           308,769
President, Business Development,
Marketing and Sales

         The following table sets forth information with respect to (i) stock options exercised in fiscal 2002 by the persons named in the Summary Compensation Table and (ii) the value of such individuals' unexercised stock options at May 31, 2002.


                           AGGREGATED OPTION EXERCISES
              IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                                          NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED, IN-THE-
                                                         OPTIONS HELD AT FISCAL YEAR       MONEY OPTIONS AT FISCAL YEAR
                                                                    END                              END ($) (1)
                                SHARES
                               ACQUIRRED
                                  ON        VALUE
                               EXERCISE    REALIZED
NAME                             (#)          ($)         EXERCISABLE   UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
H. Frank Gibbard                  0            0            800,000         200,000          --               --
Arthur Kaufman                    0            0             15,625            --            --               --
William L. Zang                   0            0            250,000         125,000          --               --
Dudley C. Wass                    0            0               --           250,000          --               --
Paul G. McNeill                   0            0               --            75,000          --               --

-----------------
(1) Computed based upon the difference between the closing price of the Company's Common Stock on May 31, 2002 and the exercise price.


EMPLOYMENT AGREEMENTS


         In October 1999, we entered into a three-year employment agreement with Arthur Kaufman to serve as our Vice President of Technology. Since June 2000, he has served as our Chief Technology Officer. Dr. Kaufman is required to devote his full time and attention to our business and affairs and he receives an annual base salary of $135,000. As part of his compensation package, Dr. Kaufman receives an automobile allowance and other fringe benefits commensurate with his duties and responsibilities and is eligible to receive, from time to time, discretionary cash bonuses. Dr. Kaufman's employment agreement precludes him from competing with us during the period of his employment and for one year thereafter or from soliciting any of our employees during the period of his employment and for two years thereafter.


         In November 1999, we entered into a three-year employment agreement with William L. Zang to serve as our Chief Financial Officer, which was amended as of August 1, 2002 for an initial term extending through July 31, 2003. The amendment provides for automatic renewal of the agreement for one-year periods, subject to written notice by either party of an intent to terminate. Under the terms of his agreement as amended, Mr. Zang must devote substantially all of his business time, ability and attention to our business and affairs and he receives an annual base salary of $190,000. As part of his compensation package, Mr. Zang received an option to purchase 250,000 shares of our common stock at an exercise price of $3.00 per share. These options vest over a three-year period ending December 2002 and may be exercised until December 2004. Mr. Zang also receives an automobile allowance and other fringe benefits commensurate with his duties and responsibilities and is eligible, from time to time, to receive discretionary bonuses. If Mr. Zang is terminated for reasons other than for cause, he may be entitled to receive benefits and payments of his salary through the end of his employment term. If, within a year after a change in control, we terminate Mr. Zang or we assign him duties materially inconsistent with his position, he may be entitled to receive a lump sum payment equal to one and one-half times of his then annual base salary and incentive compensation. Mr. Zang's employment agreement precludes him from competing with us or soliciting our employees during the period of his employment and for two years thereafter.


         In June 2001, we entered into a three-year employment agreement with Dudley C. Wass to serve as our Chief Operating Officer, which was amended as of August 1, 2002 for an initial term extending through July 31, 2003. The amendment provides for automatic renewal of the agreement for one-year periods, subject to written notice by either party of an intent to terminate. Under the terms of his agreement as amended, Mr. Wass must devote substantially all of his business time, ability and attention to our business and affairs and receives an annual base salary of $215,000. Mr. Wass received an option to purchase 250,000 shares of our common stock at an exercise price of $12.36 per share. These options vest over a three-year period ending June 2004 and may be exercised until June 2011. As part of his compensation package, Mr. Wass receives an automobile allowance and is eligible, from time to time, to receive discretionary bonuses. If Mr. Wass is terminated for reasons other than for cause, he may be entitled to receive benefits and payments of his salary through the end of his employment term. If, within a year after a change in control, we terminate Mr. Wass or we assign him duties materially inconsistent with his position, he may be entitled to receive a lump sum payment equal to one and one-half times of his then annual base salary and incentive compensation. Mr. Wass's employment agreement precludes him from competing with us or soliciting our employees during the period of his employment and for two years thereafter.

     In September 2001, we entered into a three-year employment agreement with Paul G. McNeill to serve as our Vice President, Business Development, Marketing and Sales, which was amended as of August 1, 2002 for an initial term extending through July 31, 2003. The amendment provides for automatic renewal of the agreement for one-year periods, subject to written notice by either party of an intent to terminate. Under the terms of his agreement as amended, Mr. McNeill must devote substantially all of his business time, ability and attention to our business and affairs and receives an annual base salary of $135,000. Mr. McNeill received an option to purchase 75,000 shares of our common stock at an exercise price of $3.60 per share. These options vest over a three-year period ending September 2004 and may be exercised until September 2011. As part of his compensation package, Mr. McNeill receives an automobile allowance and is eligible, from time to time, to receive discretionary bonuses. If Mr. McNeill is terminated for reasons other than for cause, he may be entitled to receive benefits and payments of his salary through the end of his employment term. If, within a year after a change in control, we terminate Mr. McNeill or we assign him duties materially inconsistent with his position, he may be entitled to receive a lump sum payment equal to one and one-half times of his then annual base salary and incentive compensation. Mr. McNeill's employment agreement precludes him from competing with us or soliciting our employees during the period of his employment and for two years thereafter.


         For a discussion of the Company's employment agreement with H. Frank Gibbard, see "Compensation Committee Report on Executive Compensation."


H POWER 401(k) RETIREMENT PLAN

         The H Power 401(k) Retirement Plan (the "401(k) Plan") is a qualified profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and contains a qualified cash or deferred arrangement under Section 401(k) of the Code. The 401(k) Plan is funded through the Company's contributions and participating employees' elective 401(k) deferrals. Generally, eligible employees may defer through payroll deductions up to 15% of their eligible pay, but not more than the annual 401(k) limit which, for 2002, is $11,000. The Company may make profit sharing contributions in its discretion, which are allocated among all eligible employees, whether or not they make contributions.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is currently comprised of three directors, Messrs. Roch, Willis and Hadley. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. Our specific duties entail reviewing the Company's compensation practices, recommending compensation for executives and key employees, the making of recommendations to the Board of Directors with respect to major compensation and benefit programs, and administering the Company's stock option plan.


Compensation Philosophy

         The Company's executive compensation philosophy is to provide compensation at a level that will permit it to retain its existing executives and to attract new executives with the skills and attributes needed by the Company. In reaching its decisions, the Compensation Committee is guided by its own judgment and those sources of information (including compensation surveys) that the Committee considers reliable.

         The Company's executive compensation program is designed to provide appropriate incentives toward achieving the Company's annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders and to create an identity of interests between the Company's executives and its stockholders, as well as to attract, retain and motivate key executives.

         In awarding salary increases and bonuses, the Compensation Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance during the past year and the executive's contribution to such performance.

         The Company's executive compensation program is comprised of the following two key components:

Base Salary

         Base salary represents the fixed component of the executive compensation program. Determinations of base salary levels are established by reviewing the previous levels of base salary, the terms of applicable employment agreements, base salaries paid by comparable companies to executives with similar responsibilities, perceived level of individual performance and the overall performance of the Company.

Bonus

         Bonuses represent the variable component of the executive compensation program. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual's contribution to the Company's performance. The Summary Compensation Table sets forth the bonuses paid to the persons named therein during fiscal 2002.

Fiscal 2002 Compensation to Chief Executive Officer

         In October 1999, the Company entered into an amended and restated employment agreement with Dr. H. Frank Gibbard pursuant to which Dr. Gibbard served as Chief Executive Officer of the Company through August 1, 2002, when a second amended and restated employment agreement, described in the next paragraph, became effective. The amended and restated employment agreement provided for a term expiring in October 2002. Pursuant to the terms of this agreement, Dr. Gibbard was required to devote his full time and attention to the Company's business and affairs and received an initial annual base salary of $203,320, which was adjusted to $225,000 on October 1, 2000. The Compensation Committee recommended this salary in recognition of Dr. Gibbard's achievements. This agreement also provided that as part of his compensation package, Dr. Gibbard would receive an automobile allowance and other fringe benefits commensurate with his duties and responsibilities and would be eligible to receive, from time to time, discretionary cash bonuses. If, within a year after a change in control, the Company terminated Dr. Gibbard or the Company assigned him duties materially inconsistent with his position, he would, under certain circumstances, be entitled to receive a lump sum payment equal to one-half of his then annual base salary and incentive compensation.

         Effective as of August 1, 2002, the Company entered into a second amended and restated employment agreement with Dr. Gibbard. This agreement amended the October 1999 agreement described in the preceding paragraph to provide for, among other things, (1) automatic renewal of the agreement for one-year periods, subject to written notice by either party of an intent to terminate, (2) an increase in annual salary to $240,000, (3) the payment by the Company of severance in the event Dr. Gibbard is terminated other than for cause, and (4) an increase, to two times Dr. Gibbard's then annual base salary and incentive compensation, in the lump sum payment payable to Dr. Gibbard under certain circumstances if, within a year after a change in control, the Company terminates Dr. Gibbard or the Company assigns him duties materially inconsistent with his position.


         COMPENSATION COMMITTEE OF
         THE BOARD OF DIRECTORS
         IVAN ROCH
         GARY K. WILLIS
         LEONARD A. HADLEY

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


THE COMPANY'S STOCK PERFORMANCE

         Below is a graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Russell 2000 Index and the companies included within the Company's Peer Group Index, which includes companies listed on the Nasdaq Stock Market with SIC codes ranging from 3620 to 3629.

         The return is calculated for the period commencing August 9, 2000, the first day on which the Company's Common Stock was publicly traded, includes the reinvestment of all dividends, and ends on May 31, 2002. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Russell 2000 Index and the Company's Peer Group Index on August 9, 2000.

         [GRAPHIC OMITTED]

COMPANY / INDEX              8/9/00            5/31/01           5/31/02
-------------------------------------------------------------------------------
H POWER CORP.                 100               82.19               8.44
RUSSELL 2000 INDEX            100               99.01              98.52
PEER INDEX                    100               76.93              44.91

         The above graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                          PROPOSAL NO. 2 -- APPROVAL OF
               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
            TO EFFECT A 1-FOR-5 REVERSE SPLIT OF THE COMMON STOCK AND
                  REDUCE THE AUTHORIZED SHARES OF COMMON STOCK
                         FROM 150,000,000 TO 50,000,000


BACKGROUND

         Our Board of Directors has adopted a resolution declaring the advisability of amending Article IV of our Restated Certificate of Incorporation to effect a one-for-five reverse stock split in which of all the issued and outstanding shares of our common stock, referred to as "old common stock," will be combined and reconstituted as a smaller number of shares of common stock, referred to as "new common stock," in a ratio of five shares of old common stock for each share of new common stock. We will pay cash in lieu of any fractional share of new common stock otherwise issuable in connection with the reverse stock split. In addition, Article IV of our Restated Certificate of Incorporation will be amended to reduce our authorized shares of common stock from 150,000,000 to 50,000,000. There will be no change in the par value of the common stock. The text of the proposed certificate of amendment to our Restated Certificate of Incorporation is attached hereto as Appendix A.

         By approving the proposed amendment, the stockholders will be authorizing the Board to implement the reverse stock split on or after October 15, 2002. The Board may decide to forgo or to postpone implementation of the reverse stock split, even if the proposed amendment has been approved by the stockholders, if it determines that such a course of action is advisable.

         If the stockholders approve the amendment and the Board determines to implement the reverse stock split, we will file the certificate of amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State. The reverse stock split will be effective at 5:00 p.m. eastern time on the date of filing of the certificate of amendment. At such time, each outstanding share of old common stock will automatically be changed into one-fifth of share of new common stock. We will pay cash in lieu of any fractional share of new common stock otherwise issuable in connection with the reverse stock split. In addition, the reverse stock split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option plans and the number of shares of common stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options.

PURPOSE OF THE REVERSE STOCK SPLIT

         The purpose of the reverse stock split is to facilitate the continued listing of our common stock on the Nasdaq National Market. On August 6, 2002, we received a letter from Nasdaq notifying us that we had failed to comply with the continued listing requirements for the Nasdaq National Market on the basis that, during the previous 30 consecutive trading days, our common stock had failed to maintain a minimum closing bid price of $1.00 per share.

         The Nasdaq letter gave us 90 days within which we can regain compliance with the minimum bid price requirement by maintaining a closing bid price per share of $1.00 or more for a minimum of 10 consecutive trading days. In the event that we are unable to do so, we can request that we be moved to the Nasdaq SmallCap Market, and we will be granted an additional 90 days to come into compliance with the maintenance requirements for the Nasdaq SmallCap Market. If we could not qualify for listing on the Nasdaq SmallCap Market, then we would not be eligible for listing again on the Nasdaq National Market unless we complied with the initial listing requirements, which are significantly more stringent than the continued listing requirements.

         The Board of Directors believes that the proposed reverse stock split is likely to result in the bid price of our common stock increasing over the $1.00 minimum bid price requirement. However, the market price of our common stock may not rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. Moreover, our share price may not remain above $1.00 even if it exceeds that price initially following the reverse stock split.

         If our common stock were delisted from the Nasdaq National Market, it could become subject to the SEC's "Penny Stock" rules. "Penny Stocks" generally are equity securities with a price of less than $5.00 per share that are not registered on certain national securities exchanges or quoted on the Nasdaq system. Broker-dealers dealing in our common stock would then be subject to the disclosure rules for transactions involving penny stocks which require the broker-dealer to determine if purchasing our common stock is suitable for a particular investor. The broker-dealer must also obtain the written consent of purchasers to purchase our common stock. The broker-dealer must also disclose the best bid and offer prices available for our stock and the price at which the broker-dealer last purchased or sold our common stock. These additional burdens imposed upon broker-dealers may discourage them from effecting transactions in our common stock, which could make it difficult for investors to sell their shares and, hence, limit the liquidity of our common stock. Certain institutions and investors will not invest in penny stocks.

         If a delisting from the Nasdaq National Market were to occur, and our common stock did not qualify for listing on the Nasdaq SmallCap Market, our common stock would be limited to trading on over-the-counter quotation services, such as the OTC Bulletin Board or the pink sheets, that handle high-risk ventures. Such alternatives are generally considered to be less efficient markets and not as broad as the Nasdaq National Market or the Nasdaq SmallCap Market.

         Even if the reverse stock split results in a bid price per share of $1.00 or more, we cannot assure you that we will be able to maintain the listing of our common stock on the Nasdaq National Market, as we will also need to continue to satisfy Nasdaq's other maintenance requirements.


EFFECTIVENESS OF THE REVERSE STOCK SPLIT

         If this proposal is approved by stockholders, the reverse stock split will become effective on October 15, 2002 or on such later date that we file the certificate of amendment with the Delaware Secretary of State. Even if the reverse stock split is approved by stockholders, our Board of Directors has discretion to decline to carry out the reverse stock split if it determines that the reverse stock split is not necessary to avoid the delisting of our common stock or if it determines that the reverse stock split will not be beneficial for any other reason. Upon the filing of the certificate of amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State, all the old common stock will be converted into new common stock as set forth in the amendment.


CERTIFICATES AND CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

         As soon as practicable after the effective date of the reverse stock split, we will request that all stockholders return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. Stockholders should not destroy any stock certificate and should not submit their old certificates to the transfer agent until they receive these instructions. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal. Stockholders whose shares are held by their stockbroker do not need to submit old certificates for exchange. These shares will automatically reflect the new quantity of shares based on the 1-for-5 exchange ratio of the reverse stock split.

         Beginning on the effective date of the reverse stock split, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

         We will not issue fractional shares. In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, we shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the common stock on Nasdaq during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.


EFFECTS OF THE REVERSE STOCK SPLIT

         The principal effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 53,882,828 shares to approximately 10,776,565 shares. In addition, the reverse stock split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option plans and the number of shares of common stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options will be reduced from approximately 4,782,470 shares to approximately 956,494 shares.

         The reduction in the number of outstanding shares is expected to increase the trading price of our common stock, although there can be no assurance that such price will increase in proportion to the 1-for-5 reverse stock split ratio. The trading price of our common stock depends on many factors, including many which are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock. On the other hand, to the extent that negative investor sentiment regarding our common stock is not based on our underlying business fundamentals, the reverse stock split might not overcome that sentiment enough to increase our stock price to a level that consistently exceeds $1.00 per share.

         The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own "odd lots," which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

         The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. No stockholder's percentage ownership of common stock will be altered except to the extent that any holder of common stock who would otherwise be entitled to a fractional share of new common stock as a result of the reverse stock split receives cash in lieu of such fractional share of new common stock.

         The reduction in the number of outstanding shares will affect the presentation of stockholders' equity in our balance sheet. Because the par value of the shares of our common stock is not changing as a result of the reverse stock split, our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital.

         The reverse stock split is not intended as, and will not have the effect of, a "going private" transaction. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.


NO DISSENTER'S RIGHTS

         Stockholders are not entitled to dissenter's rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split and we will not independently provide our stockholders with any such right.


FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The following discussion summarizes the material federal income tax consequences of the reverse stock split that are applicable to stockholders. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary is for general information only. This discussion assumes that the old common stock has been and the new common stock will be held as a capital asset, as defined in the Code, and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., banks, foreign entities, tax-exempt entities, non-resident alien individuals, broker/dealers or insurance companies). Stockholders are urged to consult their own tax advisers regarding the federal income tax consequences of the proposed reverse stock split in light of their personal circumstances as well as the consequences under state, local and foreign tax laws.

         Except for any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss as a result of the receipt of shares of new common stock in exchange for his shares of old common stock pursuant to the reverse stock split. A stockholder's aggregate tax basis for the shares of new common stock received, including any fractional share interest for which cash is received, will equal such stockholder's aggregate tax basis of the shares of old common stock exchanged. A stockholder's holding period for the shares of new common stock received, including any fractional share interest for which cash is received, will include the holding period of the shares of old common stock exchanged.

         A stockholder who receives cash in lieu of a fractional share of new common stock will generally be treated as having received the cash as a distribution in redemption of his fractional share interest, as provided under
Section 302 of the Code. In general, a stockholder will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and such stockholder's adjusted tax basis allocable to such fractional share, as described in the preceding paragraph. However, depending on a stockholder's particular facts and circumstances, the cash payment may be taxable as a dividend.

         We will not recognize any gain or loss as a result of the reverse stock split.


DECREASE IN AUTHORIZED SHARES

         In connection with the reverse stock split, the proposed amendment to our Restated Certificate of Incorporation will reduce the number of shares of our common stock authorized for issuance from 150,000,000 to 50,000,000. The decrease in authorized shares will reduce the amount of annual franchise fees that we are required to pay as a result of being incorporated in Delaware. The annual franchise fee in Delaware is calculated based on the number of shares of stock that a company has authorized for issuance. A reduction in the number of shares authorized for issuance will reduce the annual franchise fee we are required to pay.

         Our Restated Certificate of Incorporation currently authorizes the issuance of up to 150,000,000 shares of our common stock. Of those shares, 53,882,828 shares were issued and outstanding as of July 31,

2002 and 4,782,470 unissued shares were reserved for issuance under our equity compensation plans, leaving 91,334,702 shares of our common stock unissued and unreserved. After the effective date of the reverse stock split, our Restated Certificate of Incorporation will authorize the issuance of up to 50,000,000 shares of our common stock. Of that number, approximately 10,776,565 will be issued and outstanding and approximately 956,494 unissued shares will be reserved for issuance under our equity compensation plans, leaving 38,266,941 shares of our common stock unissued and unreserved.

         A reduction in the number of shares authorized for issuance may mean that we have insufficient shares available for issuance in connection with a stock dividend, raising additional capital, acquiring other businesses, establishing strategic relationships with corporate partners or providing equity incentives to employees and officers or for other corporate purposes. In the event that the Board of Directors determines that it is necessary or appropriate to issue additional shares beyond those authorized for issuance, a future amendment to our Restated Certificate of Incorporation may be required which would require stockholder approval.


VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have the same effect as a negative vote on this proposal. If there are not sufficient votes to approve this proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Board of Directors. However, no proxy voted against this proposal will be voted in favor of an adjournment or postponement of the meeting to solicit additional votes in favor of this proposal.


                THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE
            IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS
                  AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company is currently composed of three non-employee directors, Messrs. Gary K. Willis, Leonard A. Hadley and Ivan Roch. The Board has made a determination that the members of the Audit Committee satisfy all requirements as to independence, financial literacy and experience. The Board of Directors has adopted a written Charter for the Audit Committee. The Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, fees paid to the independent accounting firm, internal accounting control procedures, and activities. The Audit Committee also reviews the Company's accounting policies, control systems and compliance activities. The Committee also reviews the Charter of the Audit Committee. This is a report on the Committee's activities relating to fiscal 2002.

         In accordance with the rules of the Securities and Exchange Commission, the foregoing information shall not be deemed to be "soliciting material," or to be "filed" with the Commission or subject to Regulation 14A or 14C, other than as provided in this Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.


REVIEW OF AUDITED FINANCIAL STATEMENTS WITH MANAGEMENT

         The Audit Committee reviewed and discussed the Company's audited financial statements for fiscal 2002 with the management of the Company.

REVIEW OF FINANCIAL STATEMENTS AND OTHER MATTERS WITH INDEPENDENT ACCOUNTANT

         The Audit Committee discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants their independence.


RECOMMENDATION THAT FINANCIAL STATEMENTS BE INCLUDED IN ANNUAL REPORT

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002 for filing with the Securities and Exchange Commission.


         AUDIT COMMITTEE OF
         THE BOARD OF DIRECTORS
         GARY K. WILLIS
         LEONARD A. HADLEY
         IVAN ROCH


OTHER MATTERS

         In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material," or to be "filed" with the Commission or subject to Regulation 14A or 14C, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.


           PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

         The appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for fiscal 2003 has been recommended by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP served as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ended May 31, 2002. Subject to stockholder approval, the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent public accountants for fiscal 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

         During fiscal 2002, the Company paid the following fees for professional services to PricewaterhouseCoopers LLP:


         Audit and Quarterly Review Fees:               $229,700

         All Other Fees (primarily tax-related):         $50,400


         There were no Financial Information Systems Design and Implementation Fees paid to PricewaterhouseCoopers LLP for services during fiscal 2002.

         The Audit Committee of the Board of Directors has considered whether the provision of services related to "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

VOTE REQUIRED

         The affirmative vote of holders of a majority of the Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Although abstentions will be treated as neither a vote "for" nor a vote "against" the matter, they will be counted in determining if a quorum is present and considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal. Brokers and nominees will have discretionary voting authority as to this matter.


                THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE
            IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS
                  AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                              STOCKHOLDER PROPOSALS

         All stockholder proposals that are intended to be presented at the 2003 annual meeting of stockholders of the Company must be received by the Company no later than May 20, 2003 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

         Stockholder proxies obtained by the Board of Directors in connection with the 2003 annual meeting of stockholders of the Company will confer on the proxyholders discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to our corporate secretary no later than August 3, 2003.


                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.


                                  By Order of the Board of Directors

                                  /s/ Merrill M. Kraines

                                  Merrill M. Kraines, Esq.
                                  Secretary


Dated:  September 17, 2002



         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT
           WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING
             FROM: H POWER CORP., 60 MONTGOMERY STREET, BELLEVILLE,
             NEW JERSEY 07109, ATTENTION: CHIEF EXECUTIVE OFFICER.

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  H POWER CORP.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

         H Power Corp. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:


         The Board of Directors of the Corporation duly adopted a resolution by unanimous written consent dated August 30, 2002, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the Annual Meeting of Stockholders held on October 15, 2002 in accordance with
Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:


RESOLVED: That the first paragraph of Article IV: CAPITAL STRUCTURE of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following two paragraphs are inserted in lieu thereof:

               "Effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the "Effective Time"), a one-for-five reverse stock split of the Corporation's common stock shall become effective, pursuant to which each five shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified and combined (the "Reverse Split") into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time (the "New Common Stock"). No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional share to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the Nasdaq National Market during regular trading hours for the five trading days immediately preceding the Effective Time. Whether or not fractional shares are issuable upon such reclassification and combination shall be determined on the basis of the total number of shares of Old Common Stock held by a holder and the total number of shares of New Common Stock issuable to such holder as a result of the Reverse Split.

               The total number of shares of all classes of stock which the Corporation has authority to issue is sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and ten million (10,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), which Preferred Stock shall have such designations, powers, preferences and rights as may be authorized by the Board of Directors from time to time."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its duly authorized officer this   day of      , 2002.



                                            H POWER CORP.



                                            By: ______________________________
                                            Name:
                                            Title:

--------------------------------------------------------------------------------

                                      PROXY
                                  H POWER CORP.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 15, 2002.

         Dr. H. Frank Gibbard and William L. Zang, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of H Power Corp. held of record by the undersigned on September 12, 2002, at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Standard Time, on Tuesday, October 15, 2002, at the Meadowlands Courtyard, 1 Polito Avenue, Lyndhurst, New Jersey 07071 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

                  (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       [X]      PLEASE MARK YOUR
                VOTES AS IN THIS
                EXAMPLE
A

                                                   FOR ALL LISTED NOMINEES            WITHHOLD AUTHORITY
                                                   (except as marked to the         to vote for all listed
                                                          contrary)                        nominees
1.     Proposal No. 1 - Election of
       Directors - Nominees are listed on                    [ ]                             [ ]
       right:

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY                NOMINEES:     Dr. H. Frank Gibbard
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE                        William L. Zang
SET FORTH BELOW.                                                                 Rachel Lorey Allen
                                                                                 Robert L. Hance
---------------------------------------------------------                        Ivan Roch
                                                                                 Howard L. Clark, Jr.
                                                                                 Gary K. Willis
                                                                                 Leonard A. Hadley

                                                           FOR           AGAINST              ABSTAIN
2.     Proposal No. 2  - Approval of amendment to
       Restated Certificate of Incorporation to            [ ]             [ ]                  [ ]
       effect a 1-for-5 reverse split of the Common
       Stock and reduce the authorized shares of
       Common Stock from 150,000,000 to 50,000,000.

3.     Proposal No. 3 - Ratification of the
       appointment of PricewaterhouseCoopers LLP as        [ ]             [ ]                  [ ]
       the Company's independent public accountants
       for the 2003 fiscal year.

         Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

         THE SIGNOR ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT OF THE COMPANY, EACH DATED SEPTEMBER 17, 2002, AND THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED MAY 31, 2002, EACH OF WHICH HAS BEEN FURNISHED HEREWITH.

        PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.



Signature                                         Signature                                     Dated             , 2002
         --------------------------------                  --------------------------------           -----------
                                                 (IF HELD JOINTLY)

IMPORTANT:  Please sign exactly as name appears above. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------